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                                  EXHIBIT 4.2

                          OBERON SOFTWARE INCORPORATED
                       STOCK OPTION AGREEMENT (1990 PLAN)

        Oberon Software Incorporated, a Massachusetts corporation (the "Company"), hereby grants to of ________ (the "Grantee"), an option (the "Option") to purchase _________ shares of the Company' s Common Stock, pursuant to the Company's 1990 Stock Option Plan (the "Plan"), a copy of which is attached hereto and is incorporated herein in its entirety by this reference.

        The Grantee hereby accepts the Option granted subject to the terms and provisions set forth in the Plan and the following additional terms and provisions:

        1. The Option is an incentive stock option.

        2. The price at which shares of Common Stock may be purchased pursuant to the Option is _______ per share, both the price and the number of shares being subject to adjustment only as provided in the Plan.

        3. Subject to the provisions of Section 15 of the Plan, the period for exercising the Option (the "Exercise Period" ) commences on the date hereof (the "Grant Date" ) and continues thereafter for five (5) years; provided, however, that the Option may be exercised during the Exercise Period only to the following extent, decreased in each case by the aggregate number of shares as to which it has previously been exercised;

                (i) immediately upon the Grant Date, the Option may be exercised for twenty percent (20%) of the total number of shares subject to this Option Agreement;

               (ii) following the expiration of each six-month period after the Grant Date, the Option may be exercised for an additional ten percent (10%) of the total number of shares subject to this Option Agreement; and

               (iii) following the expiration of four years after the Grant Date, the Option may be exercised for all of the shares subject to this Option Agreement.

        If the Grantee retires from the employ of the Company during the Exercise Period, the Option shall be exercisable by him or her only during the three months following his or her retirement (but in no event after the expiration of the Exercise Period) and only as to the number of shares, if any, as to which it was exercisable immediately prior to retirement.


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        If the Grantee ceases to be an officer, employee, director or consultant of the Company by reason of his or her death during the Exercise Period, the Option shall be exercisable by either his or her executor or administrator or, if not so exercised, by the legatees or the distributees of his or her estate, only during the six months following his or her death (but in no event after the expiration of the Exercise Period); provided that a legatee or distributee can exercise the Option only if such legatee or distributee is the participant's spouse, issue or a trustee or trustees principally for the benefit of such spouse and/or any such issue. During such six month period, the Option shall be exercisable as to the total number of shares subject to this Option Agreement (decreased by the aggregate number of shares as to which it has previously been exercised).

        If the Grantee ceases to be an officer, employee, director or consultant of the Company by reason of his or her permanent and total disability (as determined conclusively by the Company) during the Exercise Period, the Option shall be exercisable by him or her only during the three months following such cessation (but in no event after the expiration of the Exercise Period) and as to the total number of shares subject to this Option Agreement (decreased by the aggregate number of shares as to which it has previously been exercised).

        If the Grantee ceases to be an officer, employee, director or consultant of the Company other than because of his or her retirement, death or permanent and total disability during the Exercise Period, the Option shall be exercisable by him or her only during the thirty days following such cessation (but in no event after the expiration of the Exercise Period) and only as to the number of shares, if any, as to which it was exercisable immediately prior to such cessation.

WARNING: THE OPTION EXERCISE PERIOD MAY BE CUT SHORT IN THE EVENT OF CERTAIN "REORGANIZATIONS" OR OTHER MAJOR CORPORATE EVENTS. SEE SECTION 15 OF THE PLAN.

        4. The Option shall not be exercisable unless the Grantee (i) shall have represented, warranted and agreed, in form and substance satisfactory to the Company, at the time of exercising the Option, that he or she is acquiring the shares for his or her own account, for investment and not with a view to or in connection with any distribution, (ii) shall have agreed to restrictions on transfer in form and substance satisfactory to the Company and (iii) shall have agreed to an endorsement which makes appropriate reference to such representations, warranties, agreements and restrictions on the certificate(s) representing the shares.

        All shares issued upon exercise of the Option will be subject to applicable restrictions on transfer (including, without limitation, rights of first refusal) imposed by Section 17 of the Plan, state and federal securities laws, the Articles of Organization and the By-Laws of the Company as then in effect, or this Agreement or any other agreement to which the Grantee is a party. For the purpose of Section 17 of the Plan, a pledge of, or

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the granting of a security interest in, the shares issued to the Grantee upon exercise of the Option will be treated as a transfer.

        5. The Option may be exercised, subject to such conditions as the Company's Board of Directors may require in accordance with the Plan, by the giving of written notice, by hand or by mail, to the Company's Treasurer at its principal place of business in Cambridge, Massachusetts, of the election to purchase shares pursuant hereto, which notice shall specify the number of shares to be so purchased, accompanied by full payment for the shares purchased, together with any tax or excise due in respect of issue of such shares, in cash or by check.

        6. Notwithstanding anything to the contrary contained herein, no shares shall be issued to the Grantee upon exercise of the Option until the Company and the Grantee have made appropriate arrangements for the withholding of applicable income taxes, if any, attributable to the exercise of the Option with respect to such shares, and the Company may require the Grantee to make a cash payment to the Company in the amount of such taxes required to be withheld.

        THE OPTION IS NOT TRANSFERABLE BY THE GRANTEE OTHERWISE THAN BY WILL OR THE LAWS OF DESCENT AND DISTRIBUTION AND, DURING THE LIFETIME OF THE GRANTEE, MAY BE EXERCISED ONLY BY THE GRANTEE.

WITNESS the execution hereof under seal as of the seventh day of January, 1997.

                                          OBERON SOFTWARE INCORPORATED




                                           By:                              ,
                                              ------------------------------
                                              Joseph J Chappell, President

                                           ACCEPTED:


                                           --------------------------------
                                           Grantee


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                                                                [four year vest]

                                  EXHIBIT 4.2

                          OBERON SOFTWARE INCORPORATED

                        Incentive Stock Option Agreement
                     Granted Under 1998 Stock Incentive Plan


1.  Grant of Option.

        This agreement evidences the grant by Oberon Software Incorporated, a Massachusetts corporation (the "Company"), on _________________ to _______________, an employee of the Company (the "Participant"), of an option to purchase, in whole or in part, on the terms provided herein and in the Company's 1998 Stock Incentive Plan (the "Plan"), a total of _______ shares of common stock, $.01 par value per share, of the Company ("Common Stock") (the "Shares") at $___ per Share. For purposes of this option, the "Vesting Commencement Date" shall mean ________________. Unless earlier terminated, this option shall expire on _______________ (the "Final Exercise Date").

        It is intended that the option evidenced by this agreement shall be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended and any regulations promulgated thereunder (the "Code"). Except as otherwise indicated by the context, the term "Participant", as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.  Vesting Schedule.

        This option will become exercisable ("vest") as to 25% of the original number of Shares on the date twelve months after the Vesting Commencement Date set forth above and as to an additional 6.25% of the original number of Shares at the end of each successive full three-month period following thereafter until the fourth anniversary of the Grant Date. This option shall expire upon, and will not be exercisable after, the Final Exercise Date.

        The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.
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3.  Exercise of Option.

(a) Form of Exercise. Each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan, including without limitation Section 5(f)(3) of the Plan following registration of the Common Stock under the Securities Exchange Act of 1934. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

(b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the date of grant of this option, an employee, officer or director of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an "Eligible Participant").

(c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.

(d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for "cause" as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant by the Participant, provided that this option shall be exercisable only to the extent that

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    this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

(e) Discharge for Cause. If the Participant, prior to the Final Exercise Date, is discharged by the Company for "cause" (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such discharge. "Cause" shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant shall be considered to have been discharged for "Cause" if the Company determines, within 30 days after the Participant's resignation, that discharge for cause was warranted.

4.  Right of First Refusal.

(a) If the Participant proposes to sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively, "transfer") any Shares acquired upon exercise of this option, then the Participant shall first give written notice of the proposed transfer (the "Transfer Notice") to the Company. The Transfer Notice shall name the proposed transferee and state the number of such Shares the Participant proposes to transfer (the "Offered Shares"), the price per share and all other material terms and conditions of the transfer.

(b) For 30 days following its receipt of such Transfer Notice, the Company shall have the option to purchase all (but not less than all) of the Offered Shares at the price and upon the terms set forth in the Transfer Notice. In the event the Company elects to purchase all of the Offered Shares, it shall give written notice of such election to the Participant within such 30-day period. Within 10 days after his receipt of such notice, the Participant shall tender to the Company at its principal offices the certificate or certificates representing the Offered Shares, duly endorsed in blank by the Participant or with duly endorsed stock powers attached thereto, all in a form suitable for transfer of the Offered Shares to the Company. Upon receipt of such certificate or certificates, the Company shall deliver or mail to the Participant a check

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    in payment of the purchase price for the Offered Shares; provided that if the terms of payment set forth in the Transfer Notice were other than cash against delivery, the Company may pay for the Offered Shares on the same terms and conditions as were set forth in the Transfer Notice.

(c) At and after the time at which the Offered Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection
    (b) above, the Company shall not pay any dividend to the Participant on account of such Shares or permit the Participant to exercise any of the privileges or rights of a stockholder with respect to such Offered Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Offered Shares.

(d) If the Company does not elect to acquire all of the Offered Shares, the Participant may, within the 30-day period following the expiration of the option granted to the Company under subsection (b) above, transfer the Offered Shares to the proposed transferee, provided that such transfer shall not be on terms and conditions more favorable to the transferee than those contained in the Transfer Notice. Notwithstanding any of the above, all Offered Shares transferred pursuant to this Section 4 shall remain subject to the right of first refusal set forth in this Section 4 and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Section 4.

(e) The following transactions shall be exempt from the provisions of this
    Section 4:

    1) any transfer of Shares to or for the benefit of any spouse, child or grandchild of the Participant, or to a trust for their benefit;

    2) any transfer pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"); and

    3) any transfer of the Shares pursuant to the sale of all or substantially all of the business of the Company;

    provided, however, that in the case of a transfer pursuant to clause (1) above, such Shares shall remain subject to the right of first refusal set forth in this Section 4 and such transferee shall, as a condition to such transfer, deliver to the Company a

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written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Section 4.

(f) The Company may assign its rights to purchase Offered Shares in any particular transaction under this Section 4 to one or more persons or entities.

(g) The provisions of this Section 4 shall terminate upon the earlier of the following events:

        1) the closing of the sale of shares of Common Stock in an underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act; or

        2) the sale of all or substantially all of the capital stock, assets or business of the Company, by merger, consolidation, sale of assets or otherwise.

(h) The Company shall not be required (a) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Section 4, or (b) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

5.  Agreement in Connection with Public Offering.

        The Participant agrees, in connection with the initial underwritten public offering of the Company's securities pursuant to a registration statement under the Securities Act, (i) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock held by the Participant (other than those shares included in the offering) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company's securities for a period of 180 days from the effective date of such registration statement, and
(ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering.

6.  Withholding.

        No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any

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federal, state or local withholding taxes required by law to be withheld in respect of this option. Such withholding includes delivery of shares of Common Stock pursuant to Section 9(e) of the Plan.

7.  Nontransferability of Option.

        This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

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8.  Disqualifying Disposition.

        If the Participant disposes of Shares acquired upon exercise of this option within two years from the date of grant of the option or one year after such Shares were acquired pursuant to exercise of this option, the Participant shall notify the Company in writing of such disposition.

9.  Provisions of the Plan.

        This option is subject to the provisions of the Plan (including without limitation Section 8(c) thereof), a copy of which is furnished to the Participant with this option.

        IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

                                              OBERON SOFTWARE INCORPORATED



Dated: _________________                       By:
                                                  ------------------------------
                                                  NAME: Joseph J. Chappell
                                                  TITLE:   President & CEO

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                            PARTICIPANT'S ACCEPTANCE

        The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company's 1998 Stock Incentive Plan.

                                            PARTICIPANT:



                                            ----------------------------------

                                            Address:
                                                    --------------------------

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